Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Alteryx, Inc. of our report dated March 7, 2018 relating to the financial statements, which appears in Alteryx, Inc’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

February 14, 2020